Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Wintrust Financial Corporation of our reports dated February 28, 2007, with respect to the consolidated financial statements of Wintrust Financial Corporation, Wintrust Financial Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Wintrust Financial Corporation, included in the 2006 Annual Report to Shareholders of Wintrust Financial Corporation.
We consent to the incorporation by reference in the following Registration Statements:
(1)	Form S-8 Nos. 333-140141, 333-136964, 333-61678, 333-33459, 333-52650, 333-96983, 333-52652, 333-124433, 333-111277, 333-119979, 333-119976 and 333-117044;

(2)	Form S-3 Nos. 333-56566, 333-84188, 333-103134, 333-115898 and 333-119345; and

(3)	Form S-4 Nos. 333-130897 and 333-122178
of our reports dated February 28, 2007, with respect to the consolidated financial statements of Wintrust Financial Corporation, Wintrust Financial Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Wintrust Financial Corporation
/s/ Ernst & Young LLP
Chicago, Illinois
February 28, 2007